UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2004

Consolidated Pictures Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-33327	13-4151225

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW 163rd Drive, North Miami Beach Florida	33169

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 623-1140

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2004 Y-Tel International, LLC, our wholly owned subsidiary, entered into a VoWLAN Exclusive Worldwide Distribution Agreement (the "Agreement") with EBI Communications, Inc. ("EBI").  EBI, headquartered in Fort Lauderdale, Florida, is a global VOIP provider of tier-1 quality voice services to small, medium, and enterprise customers worldwide.

The agreement allows us to distribute the new high speed broadband Wi-Fi mobile phones and HP's WiFi enabled IPAQs anywhere in the world with voice services. EBI and Y-Tel have agreed to share 50/50 all the gross revenue from customers using the VoWLAN network and to share 50/50 all of the net revenue resulting from the sale of all WiFi phones and PDA's.

In accordance with the Agreement we agreed to pay an overtime Exclusive Marketing Fee of $100,000 payable $5,000 upon execution of the Agreement and $95,000 within 60 days thereafter.  Also, in consideration of receiving the exclusive distribution rights we are issuing to EBI 300,000 shares of our Common Stock (the "Shares").  The Shares are restricted and a legend will be affixed to all stock certificates restricting sales and transfers.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above

Item 8.01. Other Events.

On November 9, 2004, we issued a press release announcing that we have signed a worldwide distribution agreement to offer 4G Wi-Fi phone systems developed by EBI.  The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Businesses Acquired.

      Not Applicable.

(b) Pro Forma Financial Information.

      Not Applicable.

(c) Exhibits.

      10.2  VoWLAN Exclusive Worldwide Distribution Agreement between Y-Tel International, LLC and EBI Communications, Inc. dated October 25, 2004.
      99.1  Press Release dated November 9, 2004.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 12, 2004

Consolidated Pictures Corp.

Registrant

By:	/s/ Steve Lipman

Steve Lipman Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.2	VoWLAN Exclusive Worldwide Distribution Agreement between Y-Tel International, LLC and EBI Communications, Inc. dated October 25, 2004.
99.1	Press Release dated November 9, 2004